UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 29, 2009
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)
600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339-5949

(Address of Principal Executive Offices) (Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 29, 2009, PRG-Schultz International, Inc. (the “Company”) entered into a settlement agreement in connection with the previously disclosed lawsuit filed against the Company by the Fleming Post Confirmation Trust (“PCT”), a trust created pursuant to Fleming Companies’ Chapter 11 reorganization plan. Fleming was one of the Company’s larger customers at the time Fleming filed for Chapter 11 bankruptcy reorganization on April 1, 2003.
Under the terms of the settlement agreement, the Company will pay PCT $1.65 million to resolve all claims made by PCT with respect to approximately $5.6 million in payments made to the Company by Fleming during the 90 days preceding Fleming’s bankruptcy filing that were alleged to be either preference payments or fraudulent transfers under the Bankruptcy Code. In connection with the settlement, the Company has also agreed to dismiss all proofs of claim it may have against Fleming in connection with the bankruptcy.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: July 31, 2009